Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 Share Incentive Plan of Aurora Mobile Limited of our report dated April 12, 2021, with respect to the consolidated financial statements of Aurora Mobile Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

January 18, 2022